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                                                                    Exhibit 10.3

                                 April 10, 2004

Vestin Mortgage, Inc.
2901 El Camino Avenue
Suite 206
Las Vegas, NV 89102

 Re:      Scott Guarantee

Gentlemen:

                   This letter sets forth the agreement between Vestin Mortgage, Inc. ("Vestin") and Shawn Scott ("Scott") with respect to the priority of enforcement efforts to be undertaken by Vestin in the event of the occurrence of an event of default by Mid-State Raceway, Inc. ("Raceway") under a certain Consolidated Secured Promissory Note dated June 30, 2003 in the principal amount of $26,000,000 (the "Note") and/or a certain Loan Agreement dated June 30, 2003 (pursuant to which the Note was issued) and/or the ancillary loan documents executed pursuant to and/or in connection with the Loan Agreement (the "Ancillary Documents", the Note, Loan Agreement and Ancillary Documents collectively the "Loan Documents") in relation to a certain Guarantee executed by Scott with respect to the Note ("Scott Guarantee"); and sets forth the entire agreement between the parties hereto with respect to the subject matter herein contained.

                   Simultaneously with the execution hereof: (a) Messrs Steven
R. Cohen, Patrick Danan and Frank A. Leo are executing and delivering a limited guaranty of the Note ("Individuals Guaranty"); (b) Raceway Ventures, LLC, a Florida limited liability company owned by the guarantors of the Individuals Guaranty is executing and delivering a guaranty of the Note ("Ventures Guaranty") and International Housing Development Group, Corp., a Florida corporation, is executing and delivering a limited guaranty of the Note ("International Guaranty"). Such guarantees were issued in connection with the acquisition by Ventures of all of the shares of capital stock, and warrants to purchase shares of capital stock, of Raceway owned by Victoria Scott and All Capital LLC, an entity owned by Scott.

                   In consideration of the sum of One ($1.00) Dollar and other good and valuable consideration, each to the other in hand paid, the receipt and sufficiency of which is hereby jointly acknowledged, the parties hereto do hereby agree as follows:
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 Anything in the Scott Guarantee to the contrary notwithstanding, if an event of default shall occur under and/or with respect to the Note and/or the Loan Documents then and in that event Vestin shall exercise and diligently pursue all of its rights and remedies (a) against the parties executing the Individuals Guaranty, the Ventures Guaranty and the International Guaranty, and (b) with respect to the real and personal property of Raceway serving as collateral to secure the repayment of the Note and the obligations of Raceway under the Loan Documents, prior to Vestin exercising and/or pursuing any rights and remedies it may have against Scott arising out of or relating to the Scott Guarantee.

 2. Vestin acknowledges and confirms that it has been advised that Scott is relying on the agreement and undertaking of Vestin herein contained in connection with the sale by All Capital LLC, an entity owned by Scott, to Ventures of all of the shares of capital stock, and warrants to purchase shares of capital stock, of Raceway owned by All Capital, LLC and Victoria Scott; and that but for the within agreement and undertaking Scott would not consummate such sale absent receipt of a release of all liability of Scott under the Scott Guarantee executed by Vestin.

 3. This letter sets forth the entire agreement between the parties hereto with respect to the subject matter herein contained; shall be governed and construed in accordance with the laws of the State of Nevada; cannot be altered, amended, modified, terminated or rescinded except by a writing executed by both of the parties hereto; and shall inure to the benefit of and be binding upon the parties hereto and their respective successors, transferees, heirs, assigns and beneficiaries.

                   If the foregoing properly sets forth our agreement, kindly execute a copy of this letter where indicated below and return the same to the undersigned.

                                            Very truly yours,


                                            /s/ Shawn Scott, Individually

Accepted and Agreed:

Vestin Mortgage, Inc.

By: /s/ Daniel B. Stubbs